Exhibit 99.1

Novanta Announces Financial Results
for the Fourth Quarter and Full Year 2019

•	Full Year 2019 GAAP Revenue of $626.1 million
•	Full Year 2019 GAAP Net Income of $40.8 million
•	Full Year 2019 GAAP Diluted Earnings Per Share of $1.15
•	Full Year 2019 Adjusted Earnings Per Share of $2.14
•	Full Year 2019 Adjusted EBITDA of $120.7 million

BEDFORD, Mass., February 26, 2020 -- Novanta Inc. (Nasdaq: NOVT) (the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the fourth quarter and full year 2019.

Financial Highlights	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2019	2018	2019	2018
GAAP
Revenue	$159.7	$156.2	$626.1	$614.3
Operating Income	$13.0	$15.7	$55.3	$71.0
Net Income Attributable to Novanta Inc.	$9.2	$11.6	$40.8	$49.1
Diluted EPS	$0.26	$0.33	$1.15	$1.43
Non-GAAP*
Adjusted Operating Income	$25.4	$25.5	$99.6	$104.7
Adjusted Diluted EPS	$0.55	$0.55	$2.14	$2.15
Adjusted EBITDA	$30.5	$30.8	$120.7	$123.8

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

“We are pleased with the company’s performance in 2019, despite facing challenges in the industrial capital spending markets. In the fourth quarter, revenue was stronger than expected, and we delivered on our goals for profitability,” said Matthijs Glastra, Chief Executive Officer of Novanta. “Our medical business continued to grow at a double-digit pace, and our revenue from new products continued to reach new record levels. We remain very confident in the strategy of the company, and the execution of our teams, even as we work through the current economic environment.”

Fourth Quarter

During the fourth quarter of 2019, Novanta generated GAAP revenue of $159.7 million, an increase of $3.5 million, or 2.3%, versus the fourth quarter of 2018.  The Company’s acquisition activities resulted in an increase in revenue of $6.9 million, or 4.4%, compared to the fourth quarter of 2018.  Changes in foreign currency exchange rates year over year adversely impacted our revenue by $0.8 million, or 0.5%, during the fourth quarter of 2019.  Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was a decrease of 1.6% for the fourth quarter of 2019 (see “Organic Revenue Growth” in the non-GAAP reconciliation below).

In the fourth quarter of 2019, GAAP operating income was $13.0 million, compared to $15.7 million in the fourth quarter of 2018.  GAAP net income attributable to Novanta Inc. was $9.2 million in the fourth quarter of 2019, compared to $11.6 million in the fourth quarter of 2018.  GAAP diluted earnings per share (“EPS”) was $0.26 in the fourth quarter of 2019, compared to $0.33 in the fourth quarter of 2018.

Adjusted Diluted EPS was $0.55 in the fourth quarter of 2019, compared to $0.55 in the fourth quarter of 2018.  The Company ended the fourth quarter of 2019 with 35.6 million diluted weighted average shares outstanding.  Adjusted EBITDA was $30.5 million in the fourth quarter of 2019, compared to $30.8 million in the fourth quarter of 2018.

Operating cash flow for the fourth quarter of 2019 was $35.4 million, compared to $21.9 million in the fourth quarter of 2018.

Full Year

For the full year 2019, Novanta generated GAAP revenue of $626.1 million, an increase of $11.8 million, or 1.9%, versus the full year 2018.  The Company’s acquisition activities resulted in an increase in revenue of $17.4 million, or 2.8%.  Changes in foreign currency exchange rates year over year adversely impacted our revenue by $9.8 million, or 1.6%, in 2019.  Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was 0.7% for the full year 2019 (see “Organic Revenue Growth” in the non-GAAP reconciliation below).

For the full year 2019, GAAP operating income was $55.3 million, compared to $71.0 million in 2018.  GAAP net income attributable to Novanta Inc. was $40.8 million for the full year 2019, compared to $49.1 million in 2018.  GAAP diluted EPS was $1.15 for the full year 2019, compared to $1.43 in 2018.

Adjusted Diluted EPS was $2.14 for the full year 2019, compared to $2.15 in 2018.  The Company ended the full year 2019 with 35.5 million diluted weighted average shares outstanding.  Adjusted EBITDA was $120.7 million for the full year 2019, compared to $123.8 million in 2018.

Operating cash flow for the full year 2019 was $63.2 million. The Company completed 2019 with approximately $220.4 million of total debt and $78.9 million of total cash. Net Debt, as defined in the non-GAAP reconciliation below, was $145.6 million.

Financial Outlook

“We continue to build momentum around our new products introductions and design win activities, and we see strong medical end market demand for our products. However, we are expecting short-term disruptions to our business in the first quarter due to the public health epidemic originating in China. This epidemic is expected to have a temporary impact on our sales of products sold directly into China, on our supply of products sourced from China to feed our global factories, as well as impact on our demand from our non-China-based customers due to their dependencies on the Chinese market,” said Robert Buckley, Chief Financial Officer.

For the first quarter of 2020, the Company expects GAAP revenue of approximately $144 million to $154 million.  We estimate that the effects of COVID-19 on our revenue in the first quarter will be approximately $10 million to $15 million. The Company expects Adjusted EBITDA to be in the range of $23 million to $26 million and Adjusted Diluted EPS to be in the range of $0.34 to $0.42.

“The effects of the COVID-19 outbreak represent our view as of today, based on our current expectations regarding the timing of business resumption in our operations, customers, and our Chinese supply chain. A further worsening of the situation is currently not anticipated in our guidance. We believe this disruption is only temporary and that overall, we remain fundamentally strong and well positioned for growth and success.  Therefore, we are not updating our full year guidance at this time,” said Robert Buckley.

Share Repurchase Authorization

Novanta’s Board of Directors has authorized a new share repurchase program under which the Company may repurchase up to $50 million worth of its common shares. The new program will commence after Novanta completes an existing $25 million share repurchase program, of which approximately $13.3 million remains available for future share repurchases. The shares may be repurchased under the new program from time to time at the Company’s discretion, based on ongoing assessment of the capital needs of the business, the market price of its common stock, and general market conditions. The Company expects that share repurchases will be made pursuant to a program adopted under Rule 10b-18 under the Securities Exchange Act of 1934, as amended.

The share repurchase programs do not obligate the Company to acquire any particular amount of common stock. No time limit is set for the completion of the share repurchase programs, and the programs may be suspended or discontinued at any time. The Company expects to fund the share repurchases through cash on hand and future cash flow from operations.

Non-GAAP Guidance

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance.  A reconciliation of the Company’s forward-looking Adjusted EBITDA and Adjusted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including future changes in the fair value of contingent considerations; significant discrete income tax expenses (benefits); divestiture related expenses; acquisition related expenses; impact of purchase price allocations for recently completed acquisitions; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange gains/(losses); benefits or expenses associated with the completion of tax audits; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Wednesday, February 26, 2020 at 10:00 a.m. ET to discuss these results.  To access the call, please dial (888) 346-3959 prior to the scheduled conference call time.  Alternatively, the conference call can be accessed online via a live webcast on the Presentations and Events page of the Investor Relations section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call on the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Monday, April 6, 2020.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income and Operating Margin, Adjusted

Income before Income Taxes, Adjusted Income Tax Provision and Effective Tax Rate, Adjusted Net Income Attributable to Novanta Inc., Net of Tax, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Net Income Attributable to Novanta Inc. and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA and Organic Revenue Growth are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA and Organic Revenue Growth are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS as a measurement for performance shares issued to certain executives. Accordingly, the Company believes that these non-GAAP financial measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance, including our financial outlook for the first quarter and full year 2020; our estimates of the impact of COVID-19 on our revenues, and our expectations regarding business resumption from the epidemic; expectations regarding market conditions; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-

looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; our failure to comply with data privacy regulations; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; risks associated with events outside our control, such as health epidemics, including COVID-19; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; our failure to comply with local import and export regulations in the jurisdictions in which we operate; negative effects on global economic conditions, financial markets and our business as a result of the United Kingdom’s withdrawal from the European Union and the actions of the current U.S. government, including its policies on trade tariffs and reactions from other countries to any new tariffs imposed by the U.S.; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our businesses; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to excess inventories or interruptions and delays in the delivery of our products to customers; production difficulties and product delivery delays or disruptions; our exposure to medical device regulation, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products; potential penalties for violating foreign, U.S. federal, and state healthcare laws and regulations; changes in governmental regulations affecting our businesses or products; our failure to comply with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; changes in tax laws, and fluctuations in our effective tax rates; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary technology expertise and competencies in photonics, vision, and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com.  For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$159,702	$156,178	$626,099	$614,337
Cost of revenue	93,742	91,672	364,014	352,809
Gross profit	65,960	64,506	262,085	261,528
Operating expenses:
Research and development and engineering	14,769	13,280	55,965	51,024
Selling, general and administrative	29,430	28,302	118,407	115,900
Amortization of purchased intangible assets	4,117	4,012	15,857	15,550
Restructuring and acquisition related costs	4,661	3,236	16,574	8,041
Total operating expenses	52,977	48,830	206,803	190,515
Operating income	12,983	15,676	55,282	71,013
Interest income (expense), net	(2,136)	(2,499)	(8,493)	(9,814)
Foreign exchange transaction gains (losses), net	(1,235)	311	(780)	147
Other income (expense), net	(57)	87	(243)	(44)
Income before income taxes	9,555	13,575	45,766	61,302
Income tax provision	338	1,931	4,993	10,207
Consolidated net income	9,217	11,644	40,773	51,095
Less: Net income attributable to noncontrolling interest	—	—	—	(1,986)
Net income attributable to Novanta Inc.	$9,217	$11,644	$40,773	$49,109

Earnings per common share attributable to Novanta Inc.
Basic	$0.26	$0.33	$1.16	$1.46
Diluted	$0.26	$0.33	$1.15	$1.43

Weighted average common shares outstanding—basic	35,079	34,897	35,030	34,913
Weighted average common shares outstanding—diluted	35,611	35,485	35,546	35,473

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	December 31,	December 31,
	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$78,944	$82,043
Accounts receivable, net	91,078	83,955
Inventories	116,618	104,764
Prepaid expenses and other current assets	17,872	11,007
Total current assets	304,512	281,769
Property, plant and equipment, net	77,556	65,464
Operating lease assets	35,180	—
Intangible assets, net	166,175	142,920
Goodwill	274,710	217,662
Other assets	11,603	11,761
Total assets	$869,736	$719,576
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$5,031	$4,535
Accounts payable	52,585	50,733
Accrued expenses and other current liabilities	77,230	48,928
Total current liabilities	134,846	104,196
Long-term debt	215,334	202,843
Operating lease liabilities	34,108	—
Other long-term liabilities	68,276	44,282
Total liabilities	452,564	351,321
Stockholders’ Equity:
Total stockholders’ equity	417,172	368,255
Total liabilities and stockholders’ equity	$869,736	$719,576

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Consolidated net income	$9,217	$11,644	$40,773	$51,095
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	10,326	9,666	38,280	37,052
Share-based compensation	1,992	2,239	9,340	7,714
Deferred income taxes	(1,156)	(2,767)	(4,332)	(6,076)
Inventory acquisition fair value adjustment	562	—	1,270	—
Other non-cash items	2,018	519	5,358	2,794
Changes in assets and liabilities which provided/(used) cash, excluding effects from business acquisitions:
Accounts receivable	8,547	4,591	(3,600)	(1,156)
Inventories	347	(6,562)	(7,397)	(15,603)
Other operating assets and liabilities	3,552	2,597	(16,444)	13,827
Net cash provided by operating activities	35,405	21,927	63,248	89,647
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and working capital adjustments	—	—	(53,143)	(29,600)
Purchases of property, plant and equipment	(2,792)	(3,013)	(10,743)	(14,658)
Other investing activities	—	(320)	42	(1,332)
Net cash used in investing activities	(2,792)	(3,333)	(63,844)	(45,590)
Cash flows from financing activities:
Borrowings under revolving credit facility	—	—	66,792	55,253
Repayments under term loan and revolving credit facilities	(9,926)	(45,589)	(50,694)	(74,648)
Acquisition of noncontrolling interest	—	—	—	(30,800)
Repurchases of common shares	(3,316)	(2,085)	(10,000)	(5,850)
Other financing activities	(3,072)	(216)	(10,033)	(4,119)
Net cash used in financing activities	(16,314)	(47,890)	(3,935)	(60,164)
Effect of exchange rates on cash and cash equivalents	1,240	(475)	1,432	(1,907)
Increase (decrease) in cash and cash equivalents	17,539	(29,771)	(3,099)	(18,014)
Cash and cash equivalents, beginning of period	61,405	111,814	82,043	100,057
Cash and cash equivalents, end of period	$78,944	$82,043	$78,944	$82,043

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue
Photonics	$58,376	$62,161	$230,457	$249,339
Vision	69,653	60,757	271,407	232,902
Precision Motion	31,673	33,260	124,235	132,096
Total	$159,702	$156,178	$626,099	$614,337

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Reportable Segment (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Photonics
Gross Profit (GAAP)	$25,934	$27,599	$105,845	$117,109
Gross Profit Margin (GAAP)	44.4%	44.4%	45.9%	47.0%
Amortization of intangible assets	949	664	2,929	2,750
Acquisition fair value adjustments	562	—	935	—
Adjusted Gross Profit (Non-GAAP)	$27,445	$28,263	$109,709	$119,859
Adjusted Gross Profit Margin (Non-GAAP)	47.0%	45.5%	47.6%	48.1%

Vision
Gross Profit (GAAP)	$27,122	$22,876	$105,228	$87,198
Gross Profit Margin (GAAP)	38.9%	37.7%	38.8%	37.4%
Amortization of intangible assets	1,794	1,732	6,609	6,658
Acquisition fair value adjustments	—	—	240	—
Adjusted Gross Profit (Non-GAAP)	$28,916	$24,608	$112,077	$93,856
Adjusted Gross Profit Margin (Non-GAAP)	41.5%	40.5%	41.3%	40.3%

Precision Motion
Gross Profit (GAAP)	$13,542	$14,727	$53,326	$59,477
Gross Profit Margin (GAAP)	42.8%	44.3%	42.9%	45.0%
Amortization of intangible assets	291	203	1,050	652
Acquisition fair value adjustments	—	—	95	—
Adjusted Gross Profit (Non-GAAP)	$13,833	$14,930	$54,471	$60,129
Adjusted Gross Profit Margin (Non-GAAP)	43.7%	44.9%	43.8%	45.5%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(638)	$(696)	$(2,314)	$(2,256)
Amortization of intangible assets	—	—	—	—
Acquisition fair value adjustments	—	—	—	—
Adjusted Gross Profit (Non-GAAP)	$(638)	$(696)	$(2,314)	$(2,256)

Novanta Inc.
Gross Profit (GAAP)	$65,960	$64,506	$262,085	$261,528
Gross Profit Margin (GAAP)	41.3%	41.3%	41.9%	42.6%
Amortization of intangible assets	3,034	2,599	10,588	10,060
Acquisition fair value adjustments	562	—	1,270	—
Adjusted Gross Profit (Non-GAAP)	$69,556	$67,105	$273,943	$271,588
Adjusted Gross Profit Margin (Non-GAAP)	43.6%	43.0%	43.8%	44.2%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended December 31, 2019
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$12,983	8.1%	$9,555	$338	3.5%	$9,217	$0.26
Non-GAAP Adjustments:
Amortization of intangible assets	7,151	4.5%	7,151
Restructuring costs	3,804	2.4%	3,804
Acquisition related costs	857	0.5%	857
Acquisition fair value adjustments	562	0.4%	562
Foreign exchange transaction (gains) losses, net			1,235
Tax effect on non-GAAP adjustments				2,797
Non-GAAP tax adjustments				609
Total non-GAAP adjustments	12,374	7.8%	13,609	3,406		10,203	0.29

Adjusted results (Non-GAAP)	$25,357	15.9%	$23,164	$3,744	16.2%	$19,420	$0.55

Weighted average shares outstanding - Diluted							35,611

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended December 31, 2018
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$15,676	10.0%	$13,575	$1,931	14.2%	$11,644	$0.33
Non-GAAP Adjustments:
Amortization of intangible assets	6,611	4.2%	6,611
Restructuring costs	900	0.6%	900
Acquisition related costs	2,336	1.5%	2,336
Foreign exchange transaction (gains) losses, net			(311)
Tax effect on non-GAAP adjustments				1,197
Non-GAAP tax adjustments				372
Total non-GAAP adjustments	9,847	6.3%	9,536	1,569		7,967	0.22

Adjusted results (Non-GAAP)	$25,523	16.3%	$23,111	$3,500	15.1%	$19,611	$0.55

Weighted average shares outstanding - Diluted							35,485

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Year Ended December 31, 2019
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$55,282	8.8%	$45,766	$4,993	10.9%	$40,773	$1.15
Non-GAAP Adjustments:
Amortization of intangible assets	26,445	4.2%	26,445
Restructuring costs	8,640	1.4%	8,640
Acquisition related costs	7,934	1.3%	7,934
Acquisition fair value adjustments	1,270	0.2%	1,270
Foreign exchange transaction (gains) losses, net			780
Tax effect on non-GAAP adjustments				8,950
Non-GAAP tax adjustments				805
Total non-GAAP adjustments	44,289	7.1%	45,069	9,755		35,314	0.99

Adjusted results (Non-GAAP)	$99,571	15.9%	$90,835	$14,748	16.2%	$76,087	$2.14

Weighted average shares outstanding - Diluted							35,546

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Year Ended December 31, 2018
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$71,013	11.6%	$61,302	$10,207	16.7%	$49,109
Less: Redeemable noncontrolling interest redemption value adjustment						1,781
Net income attributable to Novanta Inc. after adjustment for redeemable noncontrolling interest redemption value						$50,890	$1.43
Redeemable noncontrolling interest redemption value adjustment						(1,781)	(0.05)
Net income attributable to Novanta Inc.						$49,109
Non-GAAP Adjustments:
Amortization of intangible assets	25,610	4.2%	25,610
Restructuring costs	2,025	0.3%	2,025
Acquisition related costs	6,016	0.9%	6,016
Foreign exchange transaction (gains) losses, net			(147)
Tax effect on non-GAAP adjustments				5,946
Non-GAAP tax adjustments				377
Total non-GAAP adjustments	33,651	5.4%	33,504	6,323		27,181	0.77

Adjusted results (Non-GAAP)	$104,664	17.0%	$94,806	$16,530	17.4%	$76,290	$2.15

Weighted average shares outstanding - Diluted							35,473

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Consolidated Net Income (GAAP)	$9,217	$11,644	$40,773	$51,095
Net Income Margin	5.8%	7.5%	6.5%	8.3%
Interest (income) expense, net	2,136	2,499	8,493	9,814
Income tax provision	338	1,931	4,993	10,207
Depreciation and amortization	10,326	9,666	38,280	37,052
Share-based compensation	1,992	2,172	9,340	7,647
Restructuring and acquisition related costs	4,661	3,236	16,574	8,041
Acquisition fair value adjustments	562	—	1,270	—
Other, net	1,292	(398)	1,023	(103)
Adjusted EBITDA (Non-GAAP)	$30,524	$30,750	$120,746	$123,753
Adjusted EBITDA Margin (Non-GAAP)	19.1%	19.7%	19.3%	20.1%

Organic Revenue Growth (Non-GAAP):

	Three Months Ended December 31, 2019 Compared to Three Months Ended December 31, 2018	Year Ended December 31, 2019 Compared to Year Ended December 31, 2018
Reported Revenue Growth (GAAP)	2.3%	1.9%
Less: Change attributable to acquisitions	4.4%	2.8%
Plus: Change due to foreign currency	0.5%	1.6%
Organic Revenue Growth/(Decline) (Non-GAAP)	(1.6)%	0.7%

Net Debt (Non-GAAP):

	December 31,	December 31,
	2019	2018
Total Debt (GAAP)	$220,365	$207,378
Plus: Deferred financing costs	4,187	2,205
Gross Debt	224,552	209,583
Less: Cash and cash equivalents	(78,944)	(82,043)
Net Debt (Non-GAAP)	$145,608	$127,540

Free Cash Flow (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cash Provided by Operating Activities (GAAP)	$35,405	$21,927	$63,248	$89,647
Less: Purchases of property, plant and equipment	(2,792)	(3,013)	(10,743)	(14,658)
Plus: Proceeds from sale of property, plant and equipment	—	54	42	267
Free Cash Flow (Non-GAAP)	$32,613	$18,968	$52,547	$75,256
Net Income Attributable to Novanta Inc. (GAAP)	$9,217	$11,644	$40,773	$49,109
Cash Provided by Operating Activities as a Percentage of Net Income Attributable to Novanta Inc.	384%	188%	155%	183%
Free Cash Flow as a Percentage of Net Income Attributable to Novanta Inc.	354%	163%	129%	153%

Non-GAAP Financial Measures

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP financial measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the underlying trend and performance of our businesses.

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income and Adjusted Operating Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the underlying trend and performance of our businesses.  The Company also excluded restructuring and acquisition related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income before Income Taxes

The calculation of Adjusted Income before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income before Income Taxes excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, and restructuring and acquisition related costs for the reasons described for Adjusted Operating Income and Adjusted Operating Margin above. Beginning in the fourth quarter of 2019, the Company also excluded foreign exchange transaction gains (losses) as the Company cannot fully influence the timing and amount of foreign currency transaction gains (losses). Adjusted Income before Income Taxes for all prior periods presented have been updated to conform with this presentation.

Non-GAAP Income Tax Provision and Effective Tax Rate

The Non-GAAP Income Tax Provision and Effective Tax Rate are calculated based on the Adjusted Income before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Net Income Attributable to Novanta Inc., Net of Tax

The calculation of Adjusted Net Income Attributable to Novanta Inc., Net of Tax, is displayed in the tables above.  Because income before income taxes is included in determining net income attributable to Novanta Inc., net of tax, the calculation of Adjusted Net Income Attributable to Novanta Inc., Net of Tax, also excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, restructuring and acquisition related costs, and foreign currency transaction gains (losses). In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above.  Because Net Income Attributable to Novanta Inc., Net of Tax, is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, restructuring and acquisition related costs, foreign currency transaction gains (losses), significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income Attributable to Novanta Inc., Net of Tax.  In addition, the Company excluded the redeemable noncontrolling interest redemption value adjustment as (1) the adjustment is unusual; (2) the amount is noncash; (3) the amount does not represent a measure of earnings and is excluded from the determination of net income attributable to Novanta Inc.; and (4) the Company believes that investors may benefit from an understanding of the Company's operating results without giving effect to this adjustment.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as the consolidated net income before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring and acquisition related costs, acquisition fair value adjustments, other non-operating income (expense) items, including foreign exchange gains (losses) and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA includes 100% of the results of the Company’s consolidated subsidiaries and therefore does not exclude the Adjusted EBITDA attributable to noncontrolling interests.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Net Income Attributable to Novanta, Inc.

The Company defines Free Cash Flow as cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sale of property, plant and equipment. Free Cash Flow as a Percentage of Net Income Attributable to Novanta, Inc. is defined as Free Cash Flow divided by Net Income Attributable to Novanta, Inc.  Management believes these non-GAAP financial measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt, and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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